Exhibit 10.43

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SUPPLY AGREEMENT

This Supply Agreement (this “Agreement”), dated as of 21 December, 2009 (the “Effective Date”), is by and between Prometheus Laboratories Inc. (“Prometheus”), and Novartis Vaccines and Diagnostics, Inc. (“Novartis”). Each of Prometheus and Novartis is referred to herein as a “Party” and they are collectively referred to as the “Parties.”

WITNESSETH:

WHEREAS, Prometheus and Novartis have entered into a Distribution and Promotion Agreement effective as of the Effective Date (as amended from time to time) (the “Distribution Agreement”), under which Novartis grants Prometheus an exclusive right to Commercialize the Products in the Territory (all terms as defined in the Distribution Agreement).

WHEREAS, in connection with the Distribution Agreement, Prometheus and Novartis desire to enter into this Agreement in order to set forth the terms and conditions under which Novartis shall manufacture (or cause to be manufactured), supply and sell and Prometheus will purchase Product (as hereinafter defined).

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

As used in this Agreement, the following terms will have the meanings ascribed to them below. Any capitalized terms used in this Agreement which are not defined in this Section 1.1 shall have the meanings ascribed to them pursuant to the Distribution Agreement.

“Actual Price” has the meaning set forth in Section 5.1.

“Agreement” has the meaning set forth in the preamble hereof.

“Alternate Manufacturer” has the meaning set forth in Section 3.6.

“Annual Minimum Order Purchase Requirments” has the meaning set forth in Section 3.1(a)(i).

“Artwork Change” has the meaning set forth in Section 2.4(d).

“Batch” means [***] thousand ([***]) vials of Product containing 18 MIU each.

“Business Day” has the meaning set forth in the Distribution Agreement.

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“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

“Calendar Year” means the respective periods starting January 1 and ending on December 31.

“cGMP” means the rules concerning current good manufacturing practices specified by the EU/PIC guidelines (and the corresponding national laws and regulations), the FDA regulations codified in the U.S. Code of Federal Regulations, or any other comparable regulatory criteria or guidelines as applicable, all as amended from time to time.

“Discretionary Change” has the meaning set forth in Section 4.4(b).

“Dispute Notice” has the meaning set forth in Section 4.3.

“Disputed Product” has the meaning set forth in Section 4.3.

“Distribution Agreement” has the meaning set forth in the recitals to this Agreement.

“Effective Date” has the meaning set forth in the preamble of this Agreement.

“Floor Price” means [***] percent ([***]%) of the [***] of any given Calendar Year.

“Forms” has the meaning set forth in Section 8.6.

“Governmental Entity” means any international, national, domestic, foreign, regional, local or other governmental or regulatory body, agency, authority or court.

“including” means “including, without limitation.”

“Indemnitee” has the meaning set forth in Section 7.3.

“Indemnitor” has the meaning set forth in Section 7.3.

“Joint Development Committee” has the meaning set forth in the Distribution Agreement.

“Know-How” has the meaning set forth in the Distribution Agreement.

“Losses” has the meaning set forth in the Distribution Agreement.

“Manufacturing Know-How” means the Know-How used by Novartis and/or its Subcontractors to manufacture, formulate, test and package the Product.

“Marketing Authorization” or “MA” means an approval and authorization, including any renewals thereof, of the applicable Regulatory Authority necessary for the

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manufacture, packaging, marketing, storage, import, export, transport, distribution, sale and use of a pharmaceutical or medicinal product in any country.

“Maximum Annual Capacity” has the meaning set forth in Section 3.1(b).

“Non-Conformity” or “Non-Conforming” means the failure of any Products to conform to the Specifications, the Packaging Information, cGMP, the QA Agreement and/or Applicable Law.

“Novartis” has the meaning set forth in the preamble of this Agreement.

“Novartis Indemnified Party” or “Novartis Indemnified Parties” has the meaning set forth in Section 7.2.

“Packaging Information” has the meaning set forth in Section 2.4(a).

“Party” or “Parties” has the meaning set forth in the preamble hereto.

“Penalty Breach” has the meaning set forth in Section 3.1(a)(iii).

“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization, Governmental Entity or other entity.

“Proceeding” has the meaning set forth in the Distribution Agreement.

“Product” means Proleukin in a lyophilized cake in vials containing 18 MIU each in packaged ready for sale form.

“Proleukin” means human recombinant Interleukin-2 (rhIL-2) in accordance with the applicable Proleukin BLA/MA.

“Proleukin BLA” means Biologics License Application 88-0660, now designated by FDA as [***], including all amendments and supplements thereto.

“Proleukin BLA/MA” means, collectively, the Proleukin BLA and all other BLAs and MAs under which Proleukin is approved for marketing in the Territory.

“Proleukin Cost of Goods Sold” means [***]cost[***] carried out by or on behalf of Novartis or its Affiliates or Subcontractors in order to manufacture and supply the Products, established in accordance with Novartis internal accounting procedures, consistently applied.

“Prometheus” has the meaning set forth in the preamble of this Agreement.

“Prometheus Indemnified Party” or “Prometheus Indemnified Parties” has the meaning set forth in Section 7.1.

“Purchase Order” has the meaning set forth in Section 3.3(a).

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“Purchase Order Default Supplies” has the meaning set forth in Section 3.5(b).

“Purchase Order Failure” has the meaning set forth in Section 3.5(b).

“Purchase Order Failure Notice” has the meaning set forth in Section 3.5(b).

“QA Agreement” has the meaning set forth in Section 4.1.

“Ready for Print” means the available artwork print files, or change notice of such artwork print files, mutually agreed by the Parties and approved by applicable Regulatory Authorities.

“Rejected Product” has the meaning set forth in Section 4.2.

“Required Changes” has the meaning set forth in Section 4.4(a).

“Shelf Life” means the length of time that a Product remains stable, as required by Applicable Law, without degrading to unacceptable levels (as such unacceptable levels are set forth in the applicable Specifications). The Parties acknowledge that the Shelf Life of the Product as of the Effective Date is [***] ([***]) months in the U.S. and [***] ([***]) months in Canada

“Sold”, with respect to a Unit, means any sale which generates Net Sales.

“Specifications” means all applicable specifications for Proleukin in the Proleukin BLA/MA.

“Standard Supply Price per Unit” has the meaning set forth in Section 5.3.

“Subcontractor” means any Third Party contracted by Novartis or its Affiliates to perform any of its manufacturing or supply obligations pursuant to this Agreement.

“Term” has the meaning set forth in Section 6.1.

“Trading Services Procedure” has the meaning set forth in Section 3.3(b).

“Transaction Documents” means the Distribution Agreement (including the Exhibits attached thereto and the Novartis Disclosure Schedule), the Pharmacovigilance Agreement, the QA Agreement and any other agreement expressly identified herein or in any of the foregoing documents.

“Unit” means a single box containing Product fully labeled and packaged as finished product.

“United States” or “U.S.” means the United States of America, its territories and possessions.

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ARTICLE II

MANUFACTURE AND SUPPLY OF PRODUCT

2.1 Engagement.

(a) Subject to the terms and conditions set forth herein, Prometheus hereby agrees to exclusively purchase, and Novartis hereby agrees to exclusively manufacture or have manufactured, supply and sell to Prometheus, during the Term, in the Territory, Product ordered by Prometheus pursuant to the terms of this Agreement. Subject to the remaining terms of this Section, Novartis may delegate all or any portion of its obligations hereunder to a Subcontractor, provided that Novartis shall remain fully liable pursuant to this Agreement despite any such delegation to a Subcontractor. The Parties acknowledge that as of the Effective Date, the Products are being manufactured by a Subcontractor at the assigned manufacturing facility.

(b) Prometheus shall be obligated to purchase all requirements of it, its Affiliates and its Sublicensees for Product from Novartis under this Agreement.

(c) Notwithstanding anything herein to the contrary, the Parties agree that Novartis may manufacture or have manufactured Product (i) for sale and distribution outside the Territory by Novartis, its Affiliates and/or Third Parties, or (ii) for sale and distribution within the Territory by Novartis or its Affiliates solely in order to satisfy Novartis’ obligations with respect to Investigator-Initiated Trials, studies and trials contemplated by the MTA, Patient Assistance Programs or any other obligations to supply the Product within the Territory with which Novartis is expressly required or permitted to comply pursuant to the Distribution Agreement.

2.2 Representations and Warranties.

(a) Representations and Warranties of Novartis. Novartis warrants that:

(i) All Products supplied by Novartis to Prometheus hereunder, and the manufacturing, packaging, processing, storage, disposal and other handling of the such Products by Novartis and/or its Subcontractors, as applicable, shall (i) comply in all respects with all of the Specifications and the QA Agreement, (ii) be consistent, as applicable, with the relevant Proleukin BLA/MA, and (iii) be manufactured in a manner compliant in all respects with cGMP and all Applicable Law;

(ii) All Product supplied by Novartis to Prometheus hereunder shall, as of the time that such Product is delivered to Prometheus pursuant to Section 3.4, have a minimum Shelf Life of [***] ([***]) months at the time of delivery. Notwithstanding the above and, upon the previous written agreement of the Parties (e.g.: e-mail and/or facsimile), Novartis may supply Product to Prometheus with Shelf Life lower than [***] ([***]) months;

(iii) All Product supplied by Novartis to Prometheus hereunder shall not, as of the time that such Product is delivered to Prometheus pursuant to Section 3.4, be adulterated or misbranded within the meaning set forth under Applicable Law;

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(iv) As of the Effective Date, Novartis and/or its Subcontractors, as applicable, have and will maintain throughout the Term all material permits, licenses, approvals, consents and authorities from any Governmental Entities or Regulatory Authorities as necessary to lawfully and properly perform the manufacturing services contemplated by this Agreement; and

(v) Upon transfer of the risk of loss related to Product, as provided in Section 3.4(a), good and valid title to such Product sold hereunder will be conveyed by Novartis to Prometheus free and clear of any Encumbrances created by Novartis or its predecessors.

(b) No Implied Representations or Warranties. OTHER THAN AS EXPRESSLY SET FORTH IN THIS SECTION 2.2, NEITHER PARTY MAKES OR GIVES ANY OTHER REPRESENTATIONS OR WARRANTIES UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHATSOEVER, AND EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.

2.3 Filling, Finishing and Packaging. Novartis shall be responsible for filling, finishing and packaging the Product for sale in the Territory in accordance with the Specifications, Applicable Law, the QA Agreement and the Packaging Information.

2.4 Packaging.

(a) Prometheus shall be responsible for the design and delivery of the design of Prometheus’ artwork, logo, Product Marks, and other information (collectively, the “Packaging Information”) for all Product labeling and packaging (primary and secondary). The Packaging Information shall be consistent with Applicable Law and the Proleukin BLA/MA. Prometheus hereby grants to Novartis a non-transferable and non-sublicensable (other than to Affiliates and Subcontractors or as otherwise permitted under Section 8.1), royalty-free, non-exclusive license to use such Packaging Information as may be required for Novartis to perform its obligations under this Agreement, which license shall expire upon the termination of this Agreement.

(b) The Parties agree that, in accordance with the terms of the Distribution Agreement, the labeling and packaging for the Products shall initially display Novartis’ artwork, Novartis Brands and Novartis’ NDC number. Following the delivery of the Ready for Print approval of the Packaging Information to Novartis, Novartis shall cooperate with Prometheus in good faith to effect the transition to such Packaging Information in a timely manner, subject to a lead-time of not longer than [***] ([***]) months for Novartis’s ability to commence delivery of Product bearing such Packaging Information. Assuming that the primary and secondary packaging of the Product remains materially similar to the current primary and secondary packaging of the Product (e.g.: size, quality, shape, type, etc.), Novartis shall solely bear the costs related to the initial transition of the Packaging Information described in this subsection (b), including but not limited to any labeling obsolescence resulting from such transition.

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(c) Prometheus shall inform Novartis of any requirements under any Applicable Law in the Territory relating to packaging or labeling of Product and shall notify Novartis promptly of any changes to such requirements, so that Novartis can modify or request its Subcontractor to modify the packaging and labeling in accordance with Section 2.4(d). Novartis shall not be responsible for any delay in the delivery of Product caused by failure of Prometheus to notify Novartis of any required modifications in sufficient time for Novartis or its Subcontractor to make the modifications prior to the required delivery time. Novartis will implement any required changes to the packaging and labeling as described in Section 2.4(d) and inform Prometheus of any delays in the delivery of Product caused thereby.

(d) On advance written notice to Novartis, Prometheus shall have the right, subject to obtaining any necessary Marketing Authorizations, to change the Packaging Information in which or with which it chooses to have Novartis deliver the Product, any such change being referred to as an “Artwork Change”; provided, however, that (i) any such change occasioned by requirements of Applicable Law, safety considerations, or the request of any Regulatory Authority shall be implemented as soon as reasonably possible and as required by Applicable Law, and (ii) for any other Artwork Change Novartis will use Commercially Reasonable Efforts to accommodate the Prometheus time schedule, subject at all times to its agreements with Third Party contractors. In the event that Novartis implements an Artwork Change at the request of Prometheus, all direct out-of-pocket costs and expenses reasonably incurred by Novartis or its Affiliates (including any reasonably incurred, direct, out-of-pocket costs of or payable to a Subcontractor) in connection with such Artwork Change shall be paid by Prometheus within forty-five (45) days of the date of an invoice therefor.

(e) All Packaging Information, including Packaging Information resulting from an Artwork Change, which contains the name of Novartis or its Affiliates (other than solely identifying Novartis or its Affiliates or their Subcontractors as the manufacturer or supplier of the Product) shall be subject to the approval of Novartis.

2.5 Limitations. Notwithstanding any other provision of this Agreement, all Product is supplied by Novartis to Prometheus hereunder solely and exclusively for sale in accordance with Applicable Law in the Territory.

ARTICLE III

ANNUAL MINIMUM ORDER PURCHASE REQUIREMENTS, ORDER QUANTITIES,

FORECASTING AND ORDERING

3.1 Maximum Annual Capacity, Maximum Annual Order Quantities and Minimum Annual Purchase Requirements.

(a) Annual Minimum Order Purchase Requirements:

(i) Prometheus shall purchase from Novartis not less than [***] ([***]) Batches ([***] ([***]) batches) during each of Calendar Years 2010 and 2011 (the “Annual Minimum Order Purchase Requirements”);

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(ii) Prior to December 31, 2011, the Parties shall negotiate in good faith, taking into account among others the market conditions for the Product, sales levels in the Territory and/or any Significant Market Event, new Annual Minimum Order Purchase Requirements and Penalty Breach for the following Calendar Years during the remainder of the Term. The Parties agree that if no agreement is reached within two (2) months from the start of such negotiations, the matter in dispute shall be escalated to the Joint Development Committee, which shall make a final decision not more than one (1) month since the matter was escalated; and

(iii) Should Prometheus fail to purchase the Annual Minimum Order Purchase Requirements during any Calendar Year, and subject to this Section 3.1(a), as Novartis’ sole remedy with respect to any Penalty Breach, Prometheus shall pay to Novartis [***] US Dollars ($[***]) per each Batch (or [***] US Dollars ($[***]) per half batch) it has failed to purchase in any given Calendar Year in accordance with the Annual Minimum Order Purchase Requirements agreed upon by the Parties (the “Penalty Breach”).

(b) Maximum Annual Capacity. Prometheus understands and agrees that Novartis and/or its Affiliates and Subcontractors have a maximum capacity reservation for manufacturing the Product per Calendar Year. In this regard, the Parties agree that Novartis’ maximum annual capacity per Calendar Year for the Term shall be [***] ([***]) Batches of Product (the “Maximum Annual Capacity”).

(c) Order Quantities. Prometheus shall place Purchase Orders which are multiples of half a Batch (i.e. [***] ([***]) vials).

3.2 Rolling Forecasts. On or before the Effective Date, and at least five (5) Business Days prior to first Business Day of each Calendar Quarter thereafter during the Term, Prometheus shall deliver to Novartis a written rolling [***] ([***]) month forecast of the amount of Product that Prometheus expects in good faith to order. The Parties agree that the first [***] ([***]) months of such rolling forecast shall be considered as binding for Prometheus. The Product volumes specified for the [***] ([***]) through [***] ([***]) month of each forecast shall be non-binding estimates of future Product requirements. When preparing the forecast, Prometheus shall use Commercially Reasonable Efforts to (i) apportion its requirements of Product in a reasonable manner in order to minimize untoward fluctuation in Novartis’ or its Subcontractors’ production scheduling, and (ii) allocate quantities among Product to be sold in the U.S. and Product to be sold in Canada.

3.3 Orders.

(a) During the Term, Prometheus or any of its Affiliates shall place written purchase orders (each a “Purchase Order”) for Product, not less than [***] ([***]) days prior to the Prometheus specified delivery date in accordance with the [***] ([***]) month binding forecast mentioned in Section 3.2 above. Each Purchase Order shall specify any country-specific Specifications, presentations, and packaging and labeling requirements under Applicable Law or otherwise requested by Prometheus and any other relevant information.

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(b) Within sixty (60) days from the Effective Date, the Parties shall mutually agree upon the logistics of the forecasting, ordering and delivery process (“Trading Services Procedure”), including names of contact persons for each Party, addresses. A sample form of Purchase Order is attached hereto as Exhibit 1. The Trading Services Procedure cannot be amended without the written agreement of the Parties.

(c) Novartis will accept all Purchase Orders that comply with this Section 3.3; provided, however, that in the event that any Purchase Order, alone or when aggregated with all other Purchase Orders for the same Calendar Year, exceeds the Maximum Annual Capacity, Novartis shall not be required to fulfill Product ordered under such Purchase Order. Purchase Orders will be accepted or rejected via written notice of acceptance or rejection by Novartis to Prometheus. Novartis shall use Commercially Reasonable Efforts to send notice of rejection or acceptance to Prometheus as soon as reasonably practicable, provided that such notice must be given no later than [***] calendar days after receipt of the Purchase Order. In the event Prometheus does not receive a notice of rejection within such period, the applicable Purchase Order shall be deemed to have been accepted by Novartis.

(d) Novartis shall use Commercially Reasonable Efforts to supply Product pursuant to each accepted Purchase Order in a timely manner; provided, that each order will be deemed to have been fully satisfied, as to quantity, if the quantity of Products actually delivered to Prometheus is between [***] percent ([***]%) and [***] percent ([***]%) of the quantity of Products set forth in the relevant Purchase Order, and in such event, Prometheus shall be required to pay for the amount of conforming Product actually received in accordance with Article 5; provided, further, that Novartis will use Commercially Reasonable Efforts to supply [***] percent ([***]%) of the quantity of Products ordered.

(e) From time to time, due to significant unforeseen circumstances, and upon previous written agreement of the Parties (e.g.: e-mail and/or facsimile), Prometheus may request, and Novartis may deliver Product volumes in excess of those specified in any binding forecast or with delivery dates shorter than the periods specified in subsection (a) above. Prior to such written agreement, Novartis shall notify Prometheus whether, using Commercially Reasonable Efforts, it can provide Prometheus with such excess Product volumes or by such expedited delivery date, provided that if compliance with such request would result in Novartis incurring additional incremental costs, Novartis shall so notify Prometheus of such estimated costs, whereupon Prometheus shall, at its option either: (i) agree to reimburse Novartis for such additional incremental costs (including for any expatiated means of shipping), or (ii) promptly amend its Purchase Order to reduce its order quantity to the forecast amount or adjust its delivery dates to comply with subsection (a), as applicable.

3.4 Shipment.

(a) The Product to be delivered pursuant to the accepted Purchase Orders shall be delivered FCA (Incoterms 2000) to a single Prometheus-designated delivery location in the United States. Prometheus shall be responsible for distribution from this United States site to any other locations. All Products shall be shipped in accordance with the Specifications and Applicable Law.

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(b) Novartis shall use Commercially Reasonable Efforts to expedite all shipments of Product to Prometheus.

3.5 Late Delivery.

(a) Novartis shall use Commercially Reasonable Efforts to meet the delivery dates and order quantities indicated in the Purchaser Orders accepted pursuant to Section 3.3. If any circumstances occur that could reasonably be expected to result in any delivery delay or variation in quantity exceeding that set forth in Section 3.3(d), Novartis shall, as soon as reasonably practicable, inform Prometheus thereof in sufficient detail for Prometheus to assess the likelihood that such delivery delay or variation in quantity will adversely affect its inventory situation. Any shipment delivered that is within plus or minus [***] percent (+/-[***]%) of the quantity ordered and/or plus or minus [***] (+/-[***]) Business Days of the delivery date specified on the relevant accepted Purchase Order will be considered as delivered on time.

(b) In the event that Novartis is unable or otherwise fails to deliver Product pursuant to the applicable Purchase Order on time (as provided in the last sentence of subsection (a) of this Section 3.5), Novartis shall be deemed to have committed a “Purchase Order Failure”. In the event of a Purchase Order Failure, Novartis shall, as soon as reasonably possible (and in any event not later than [***] from the stated delivery date in the confirmed Purchase Order), notify Prometheus in writing of such Purchase Order Failure, which notice (a “Purchase Order Failure Notice”) shall inform Prometheus of the date on which Novartis reasonably expects to be able to deliver the Product subject to the Purchase Order Failure Notice (the “Purchase Order Default Supplies”) to Prometheus. Novartis shall [***] deliver the delayed Purchase Order Default Supplies promptly after the date of the Purchase Order Failure. Where and to the extent that any Purchase Order Failure is due to any Non-Conformity, and regardless of whether such Non-Conformity is detected by Novartis prior to release or shipment of the applicable Products or by Prometheus following delivery in accordance with the rejection procedure set forth in Sections 4.2 and 4.3, following a determination of such Non-Conformity Novartis shall be required to manufacture and deliver new Product to Prometheus in accordance with Prometheus’ ordered requirements as soon as reasonably practicable (and in any event shall commence manufacture not later than [***] ([***]) days) after such final determination. Where and to the extent that Prometheus suffers any damages as a result of any Purchase Order Failure, notwithstanding, the provisions of Section 3.5(c) below, Prometheus shall, upon receipt of delayed Products, at its option and by written notice to Novartis, either (i) receive the corresponding price discount on the Actual Price for such late delivered Product, as established in Section 3.5(c) below; or (ii) have such rights and remedies as are afforded to at law or in equity, and/or as otherwise afforded to it under the Distribution Agreement. Notwithstanding anything set forth herein, Prometheus shall have a duty to use Commercially Reasonable Efforts to mitigate any damages which it may suffer as a result of any Purchase Order Failure.

(c) In the event that a Purchase Order Failure causes any Product to be delivered more than [***] after the delivery date for such Product specified in the applicable Purchase Order therefore, Prometheus shall be entitled to receive a [***] percent ([***]%) discount on the Actual Price for such late delivered Product which would otherwise have been payable pursuant to Article 5. In the event that a Purchase Order Failure causes any Product to be delivered more than [***] after the delivery date for such Product specified in the applicable Purchase Order therefore, Prometheus shall be entitled to receive a [***] percent ([***]%) discount on the Actual Price for such late delivered Product which would otherwise have been payable pursuant to Article 5. In the event that a Purchase Order Failure causes any Product to

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be delivered more than [***], after the delivery date for such Product specified in the applicable Purchase Order therefore, Prometheus shall be entitled to receive a [***] percent ([***]%) discount on the Actual Price for such late delivered Product which would otherwise have been payable pursuant to Article 5. Any discount amount owing to Prometheus pursuant to this Section 3.5(c) shall be paid, at Prometheus’ option, either by (a) reflecting such amount as a reduction in the Actual Price in Novartis’ invoice for such Product subject to the late delivery, (b) granting Prometheus a credit against any future invoices for Product until the applicable discount amount has been fully applied, or (c) paying Prometheus such amount in cash, by check or via other payment method acceptable to Prometheus.

3.6 Alternate Manufacturer. Following the Effective Date, Novartis and Prometheus shall work together in good faith to reasonably determine whether an alternative supplier of the Products (an “Alternate Manufacturer”) is appropriate or necessary at any time during the Term. If agreed upon by both Parties, Novartis and Prometheus shall cooperate in good faith to perform all necessary activities required to establish and qualify such Alternate Manufacturer.

ARTICLE IV

QUALITY ASSURANCE AND CHANGE MANAGEMENT

4.1 QA Agreement. Within sixty (60) days from the Effective Date, the Parties shall negotiate in good faith and execute a QA Agreement in connection with this Agreement (the “QA Agreement”) which addresses the management of the quality elements related to the Product. In the event of any conflict between the terms of this Agreement and the QA Agreement, this Agreement shall prevail.

4.2 Rejected Product. Prometheus shall use Commercially Reasonable Efforts to visually inspect each shipment of Product delivered to it hereunder for visible damage. In the event Novartis supplies any Product to Prometheus and it is established that such Product is Non-Conforming, the following shall apply:

(i) Prometheus shall promptly notify Novartis in writing within [***] Business Days after receipt of such Non-Conforming Product, or in the case of any concealed or latent Non-Conformity, promptly in writing within [***] Business Days upon discovery of such Non-Conformity (the “Rejected Product”);

(ii) If no notification is made as stated in subsection (i) above, subject to subsection (v) below, Prometheus will be deemed to have accepted any delivered Product, provided that any failure to timely reject any Non-Conforming Product shall not affect Prometheus’ ability to make a breach of warranty claim or otherwise seek indemnification from Novartis pursuant to this Agreement, other than with respect to any Non-Conformity which a timely inspection would have discovered if Prometheus or its designated agent adhered to its standard SOPs for incoming inspection for products similar to the Product.

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(iii) Prometheus shall return the Non-Conforming Product to Novartis or destroy it, as per Novartis’ written request and instructions and at Novartis’ sole cost and expense;

(iv) Subject to subsection (v) below, provided that Prometheus returns or destroys Rejected Product to Novartis in accordance with subsection (iii) and, upon Novartis written request, delivers to Novartis a certified destruction report of the Rejected Product (if applicable), Novartis shall promptly credit Prometheus an amount equal to the price paid by Prometheus for such Rejected Product, including but not limited to all freight, duties, taxes and insurance charges incurred by Prometheus in connection with the delivery of the Rejected Product;

(v) In the event that any concealed or latent defect causing the Non-Conformity is attributable to the actions, omissions or breach of this Agreement by Prometheus, Novartis shall not have any responsibility for the purchase price credit for such Rejected Product nor bear any other costs, including but not limited to all freight, duties, taxes and insurance charges in connection with the delivery of new conforming Product, and Prometheus shall, irrespective of such latent defect or Non-Conformity, pay the price for such Product supplied by Novartis which is covered by this subsection (v).

4.3 Disputed Product. If Novartis disputes a rejection of Product by Prometheus following Prometheus’ notice to Novartis of such rejection pursuant to subsection 4.2 above, it shall so provide notice of such dispute to Prometheus (“Dispute Notice”) as soon as reasonably practicable but in any event not later than [***] Business Days after receipt of notice of rejection from Prometheus. In such event, the disputed product will be evaluated by independent third parties (the “Disputed Product”). Depending on the nature of the dispute, the Parties shall proceed as follows:

(a) For disputes where product testing is applicable, an independent laboratory which is acceptable to both Parties will be engaged to test the Rejected Product using the test methods described in the applicable Proleukin BLA/MA, which test methods will be validated by such laboratory. If such laboratory determines that the Disputed Product does not contain any Non-Conformity, Prometheus will pay the fees of such laboratory related to such testing and validation of testing and will promptly pay for the Disputed Product, and such Disputed Product shall constitute Product supplied to Prometheus pursuant to this Agreement. If such laboratory finds that the Disputed Product is Non-Conforming, Novartis will pay the fees of such laboratory related to such testing and validation of testing and will promptly replace the Disputed Product, including paying for any freight, duties, taxes and insurance charges in connection with the delivery of such new Product, and shall promptly reimburse Prometheus for the actual costs incurred by Prometheus, in shipping, insurance premiums, duties, taxes or other

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reasonable out-of-pocket charges directly incurred in connection with the transportation and return or destruction of the affected Product. Novartis shall take responsibility for all shipment and delivery of any Disputed Product to such independent laboratory, at Novartis’ cost, in compliance with all Applicable Law, and shall invoice Prometheus for such costs if such laboratory determines that the Disputed Product does not contain any Non-Conformity, and for any other out-of-pocket payment made by Novartis pursuant to Sections 4.2 or 4.3. Both Parties agree to accept and be bound by the findings of such independent laboratory.

(b) For disputes related to a latent defect which is not readily detected by testing, a three-member arbitration body will be established with members who are independent of both parties, and who have the scientific knowledge and expertise to review the issues in dispute. Each Party shall appoint one (1) member of the arbitration body not more than five (5) Business Days after Prometheus’ receipt of the Dispute Notice. Afterwards, the two (2) appointed members will mutually appoint the third independent member, who will serve as President of such arbitration body. The Parties agree that the arbitration pursuant to this subsection (b) shall be concluded not more than [***] ([***]) days after Prometheus’ receipt of the Dispute Notice, unless the actions or omissions of a Third Party cause the conclusion of such arbitration to be delayed. The Parties further agree to accept and be bound by the findings of such arbitration body. Decision within the arbitration body will be taken by majority. If such arbitration body determines that the Disputed Product does not contain any Non-Conformity, Prometheus will pay any fees associated with the arbitration process and will promptly pay for the Disputed Product, and such Disputed Product shall constitute Product supplied to Prometheus pursuant to this Agreement. If such arbitration body finds that the Disputed Product is Non-Conforming, Novartis will pay any fees associated with the arbitration process and will promptly replace the Disputed Product with new Product, including paying for any freight, duties, taxes and insurance charges in connection with the delivery of such new Product, and shall promptly reimburse Prometheus for the actual costs incurred by Prometheus, in shipping, insurance premiums, duties, taxes or other reasonable out-of-pocket charges directly incurred in connection with the transportation and return or destruction of the affected Product.

4.4 Change Management.

(a) For changes that are required by Applicable Law (other than an Artwork Change) including any requirement of a Regulatory Authority, or for safety considerations exclusively applicable to the manufacture of the Products (“Required Changes”), the Parties shall cooperate in making such Required Changes promptly. If the Required Change is required only for the Product and/or the Territory, the reasonable and documented out-of-pocket direct costs of implementing such Required Change shall be borne by Prometheus.

(b) If Novartis wishes to make a change that is not a Required Change (a “Discretionary Change”), including but not limited to a change related to the manufacturing facility where the Products are currently manufactured, the Parties shall discuss such Discretionary Change and, unless Prometheus can demonstrate that the Discretionary Change will have an adverse impact on the Product, Novartis shall be entitled to make such Discretionary Change and shall bear all the reasonable and documented out-of-pocket direct costs of its implementation.

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(c) If Prometheus wishes to make a Discretionary Change, the Parties shall discuss such Discretionary Change and, unless Novartis has a reasonable objection (which objection shall be deemed reasonable if based on a Subcontractor’s inability or rightful denial pursuant to the Subcontractor’s contractual rights vis a vis Novartis to make such Discretionary Change), subject to the Parties’ agreeing upon reasonable timelines and procedures for implementing such Discretionary Change, Novartis shall implement such Discretionary Change. Prometheus shall bear all the reasonable and documented out-of-pocket direct costs incurred by Novartis or its Affiliates or Subcontractors in connection with the implementation of such Discretionary Change. Payment for such costs shall be made by Prometheus within forty-five (45) days of receipt of an invoice therefor, together with reasonably detailed supporting documentation.

ARTICLE V

PRICE, REPORTING AND PAYMENTS

5.1 The “Actual Price” per Unit of the Product supplied by Novartis to Prometheus under this Agreement in any Calendar Year shall be (A) divided by (B): where (A) means [***] percent ([***]%) of Net Sales of Product in the Territory in such Calendar Year and (B) means the number of Units Sold by Prometheus, its Affiliates or Sublicensees to Third Parties in the Territory pursuant to the Distribution Agreement in the same Calendar Year.

5.2 Notwithstanding Section 5.1 or any other provision hereof, in no event shall Novartis be obliged to supply the Product at a Price per Unit that is lower than the Floor Price, except where the Actual Price for any late delivered Product is subject to reduction pursuant to Section 3.5(c).

5.3 The initial “Standard Supply Price per Unit” of the Product supplied by Novartis to Prometheus shall be established in Annex 1 attached hereto, based on the [***], as reported in Novartis reporting systems. Thereafter, the Actual Price in a Calendar Year will become the Standard Supply Price per Unit for the following Calendar Year.

5.4 Within thirty (30) days of the end of each Calendar Year, Prometheus shall send to Novartis a detailed and accurate accounting report setting forth on a country by country basis (i) the number of Units Sold by Prometheus, its Affiliates or Sublicensees in the Territory pursuant to the Distribution Agreement in that Calendar Year; and (ii) the actual Net Sales for such Calendar Year, in order to determine the Actual Price per Unit for the given Calendar Year as per Section 5.1. Within thirty (30) days of receipt by Novartis of the accounting report, the Parties shall make calculation of the difference between the Standard Supply Price per Unit and the Actual Price to be paid for the Product supplied in such Calendar Year, and the resulting difference in amount shall be invoiced by the relevant Party to the other Party within thirty (30) days of such reconciliation.

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5.5 On or after each shipment of the Product, Novartis shall provide Prometheus with an invoice setting forth the Standard Supply Price per Unit payable for such delivery pursuant to this Article 5. Each such invoice shall, to the extent applicable, identify the Purchase Order number, quantities of the Product, Standard Supply Price per Unit and the total amount to be remitted to Novartis.

5.6 Payments due by Prometheus to Novartis pursuant to this Agreement shall be due and payable within sixty (60) days after receipt of the relevant invoice by Prometheus.

5.7 Audit rights. Novartis shall have the right to audit the books and records of Prometheus to verify the accuracy of reports and payments made by Prometheus hereunder solely in conjunction with any audit conducted by Novartis pursuant to the Distribution Agreement, and solely subject to and in accordance with the applicable terms set forth in the Distribution Agreement.

ARTICLE VI

TERM AND TERMINATION

6.1 Term. The term of this Agreement shall be the “Term” of the Distribution Agreement. This Agreement shall automatically extend or terminate, as applicable, concurrently with the extension, expiration or termination of the Distribution Agreement.

6.2 Effect of Expiration and Termination.

(a) Where this Agreement is terminated due to the termination of the Distribution Agreement for any reason other than termination by Prometheus pursuant to Sections 10.2, 10.3, 10.4 or 10.6 thereof, or by Novartis pursuant to Section 10.3 or 10.2 thereof, Novartis will be entitled, at its option, to fill or cancel any Purchase Orders that were submitted by Prometheus, its Affiliates or Sublicensees prior to such termination. If Novartis elects to fill any such Purchase Orders, Novartis shall use Commercially Reasonable Efforts to fill any such Purchase Orders. If Novartis elects not to fill any such Purchase Orders, Prometheus shall reimburse Novartis for the costs (including, but not limited to, raw material costs) incurred in connection with Purchase Orders that Novartis had started to manufacture prior to the expiration or termination of this Agreement and that are canceled by Novartis pursuant to this Section 6.2(a).

(b) Where this Agreement is terminated due to the termination of the Distribution Agreement by Prometheus pursuant to Sections 10.2 or 10.3, Novartis will be entitled, at its option, to fill or cancel any Purchase Orders that were submitted by Prometheus, its Affiliates or Sublicensees prior to such termination; provided that if Novartis elects not to fill any such Purchase Orders, Novartis shall be liable for the costs (including, but not limited to, raw material costs) incurred in connection with Purchase Orders that Novartis had started to manufacture prior to the expiration or termination of this Agreement and that are canceled by Novartis pursuant to this Section 6.2(b).

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(c) Except as provided in Section 10.2(b) of the Distribution Agreement (Termination for Novartis’ Catastrophic Breach), the termination or expiration of this Agreement for any reason will not release either Party from the obligation to pay any sum that may be owing to the other Party (whether then or thereafter due) or operate to discharge any liability or obligation that had been incurred by either Party prior to any such termination.

(d) The following Articles and Sections of this Agreement shall survive any expiration or termination of this Agreement for any reason: Section 1.1 (to the extent necessary to give effect to the Articles and Sections enumerated in this Section 6.2(d)), Sections 4.2 and 4.3 (to the extent necessary to finally resolve issues with respect to any Rejected Product), Section 5.4 (to the extent necessary to complete any pending reconciliation) Sections 5.6, 5.7, 6.2 and 6.3 and Article VII and Article VIII.

ARTICLE VII

INDEMNIFICATION; INSURANCE

7.1 Indemnification of Prometheus. Subject to Section 10.7(f) of the Distribution Agreement, Novartis will defend, indemnify and hold harmless Prometheus and its Affiliates, directors, officers, agents, shareholders, representatives, consultants and employees (individually, a “Prometheus Indemnified Party” and collectively, the “Prometheus Indemnified Parties”) from and against any and all Losses suffered or incurred by the Prometheus Indemnified Parties that result from, or arise out of:

(a) material breach by Novartis of any obligation, covenant, warranty or representation in this Agreement;

(b) any failure of Novartis, its Affiliates or their agents to comply with any Applicable Law in connection with performing its obligations under this Agreement;

(c) any [***] supplied by Novartis under this Agreement;

(d) any liability arising from Novartis’ [***];

(e) the negligent, reckless or willful actions or omissions of Novartis or its Affiliates in performing Novartis’ obligations under this Agreement;

(f) any claim that any Intellectual Property utilized in the manufacturing processes for the Products (including, without limitation, any Manufacturing Know-How) by Novartis, its Affiliates and/or its Subcontractors (but excluding any Intellectual Property owned or Controlled by Prometheus or its Affiliates which is utilized in connection with the labeling or packaging for the Products) infringes upon or misappropriates the Intellectual Property or proprietary rights of any Third Party.

except in each case to the extent that any such Loss is attributable to any matter for which Prometheus is obligated to indemnify a Novartis Indemnified Party as provided in Section 7.2 below or pursuant to the Distribution Agreement.

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7.2 Indemnification of Novartis. Prometheus will defend, indemnify and hold harmless Novartis and its Affiliates, directors, officers, agents, shareholders, representatives, consultants and employees (individually, a “Novartis Indemnified Party,” and collectively, the “Novartis Indemnified Parties”), from and against any and all Losses suffered or incurred by the Novartis Indemnified Parties that result from, or arise out of:

(a) material breach made by Prometheus of any obligation, covenant, warranty or representation in this Agreement;

(b) any failure of Prometheus, its Affiliates or agents to comply with any Applicable Law in connection with performing its obligations under this Agreement or the use, storage or distribution of the Product;

(c) the negligent, reckless or willful actions or omissions of Prometheus or its Affiliates in performing Prometheus’ obligations under this Agreement;

(d) any failure or alleged failure of the labeling of any Product to warn prescribers or patients of the risks of using Product;

except in each case to the extent that any such Loss is attributable to any matter for which Novartis is obligated to indemnify a Prometheus Indemnified Party as provided in Section 7.1 above or pursuant to the Distribution Agreement.

7.3 Indemnity Procedures. A Person entitled to indemnification pursuant to either Section 7.1 or Section 7.2 will hereinafter be referred to as an “Indemnitee.” A Party obligated to indemnify an Indemnitee hereunder will hereinafter be referred to as an “Indemnitor.” In the event an Indemnitee is seeking indemnification under either Section 7.1 or Section 7.2, the Indemnitee will inform the Indemnitor of a Claim as soon as reasonably practicable after it receives notice of the Third Party Claim, it being understood and agreed that the failure by an Indemnitee to give notice of a Third Party Claim as provided in this Section 7.3 will not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that such Indemnitor is actually and materially prejudiced as a result of such failure to give notice. The Indemnitee will permit the Indemnitor to assume direction and control of the defense of the Claim, and, at the Indemnitor’s expense, will co-operate as reasonably requested in the defense of the Claim. The Indemnitee will have the right to retain its own counsel at its own expense; provided, that, if the Indemnitor assumes control of such defense and the Indemnitee reasonably concludes, based on advice from counsel, that the Indemnitor and the Indemnitee have conflicting interests with respect to such Claim, the Indemnitor will be responsible for the cost of one counsel for the Indemnitee (and all other Indemnitees in connection with the same Claim or multiple Claims arising out of the same events or circumstances). The Indemnitor may not settle such Claim, or otherwise consent to an adverse judgment in such Claim without the Indemnitee’s prior written consent, not to be unreasonably withheld or delayed; provided that the Indemnitor shall not require such consent with respect to the settlement of any Claim where the sole relief provided is for monetary damages that are paid in full by the Indemnitor, which would not materially diminish or limit or otherwise adversely affect the rights, activities or financial interests of the Indemnitee, and which does not result in any finding or admission of fault by the Indemnitee.

7.5 No Punitive or Exemplary Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER ANY CIRCUMSTANCES OR ANY LEGAL OR EQUITABLE THEORY, WHETHER IN CONTRACT, STRICT LIABILITY OR OTHERWISE, FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUFFERED BY THE OTHER PARTY UNDER THIS AGREEMENT. FOR THE AVOIDANCE OF DOUBT, ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES AWARDED TO A THIRD PARTY IN RELATION TO A CLAIM FOR WHICH A PARTY HAS AN INDEMNIFICATION OBLIGATION PURSUANT TO SECTION 7.1 OR SECTION 7.2 OF THIS AGREEMENT, SHALL BE CONSIDERED DIRECT DAMAGES INCURRED BY THE INDEMNIFIED PARTY UNDER THIS AGREEMENT.

7.6 Insurance. During the Term of this Agreement, each Party shall at all times maintain insurance policies or self-insurance in such amounts and with such scope of coverage as are adequate to cover such Party’s obligations under this Agreement. If requested by the other Party, the insured Party shall furnish a Certificate of Insurance or other reasonable proof of coverage (which may be a certificate or other evidence issued by a Party under a program of self-insurance) evidencing the requisite coverage required under this Section during the Term of the Agreement.

ARTICLE VIII

MISCELLANEOUS

8.1 Assignment; Binding Effect. Neither this Agreement, nor any of the rights or obligations of a Party may be directly or indirectly assigned, sold, delegated or otherwise disposed of without the prior written consent of the other Party; provided, however, that (i) Novartis may assign this Agreement to an Affiliate or to a successor to all or substantially all of its assets relating to the Product Intellectual Property or the Product, and (ii) Prometheus may assign this Agreement to an Affiliate or to a successor to all or substantially all of its business to which this Agreement relates, provided that (x) the total revenue derived by Prometheus from the sales of the Products by Prometheus and its Affiliates and Sublicensees in the immediately prior [***] ([***]) month period represents no more than [***] percent ([***]%) of the aggregate revenues of such business to which this Agreement relates for the immediately prior [***] month period, each as determined in accordance with Prometheus’ Accounting Standards as consistently applied and (y) in no event may Prometheus assign this Agreement to any Person who itself, or through its Affiliates or licensees, is Commercializing a Competitive Product. Any assignment or transfer of rights in breach of this Section 8.1 shall be null and void.

8.2 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of

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competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

8.3 Notices. Any and all notices required or permitted to be given to a Party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such Party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) at the time of transmission by facsimile, addressed to the other Party at its facsimile number specified herein (or hereafter modified by subsequent notice to the Parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (c) one business day after deposit with an express overnight courier for United States deliveries, or two business days after such deposit for deliveries outside the United States, with proof of delivery from the courier requested; or (d) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the Party to be notified at the address or facsimile number, or at such other address or facsimile number as such other Party may designate by one of the indicated means of notice herein to the other Party hereto, as follows:

If to Prometheus,

Prometheus Laboratories Inc.

9410 Carroll Park Drive

San Diego, CA 92121

Attention:

Telecopy No.: (858) 410-1945

with a copy to:

Prometheus Laboratories Inc.

9410 Carroll Park Drive

San Diego, CA 92121

Attention: Legal Department

Telecopy No.: (858) 332-3393

and

If to Novartis,

Novartis Vaccines and Diagnostics, Inc.

350 Massachusetts Avenue

Cambridge, MA 02139

[***]

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with a copy to:

Novartis Pharma AG

Lichtstrasse 35

4056

Basel Stadt

Switzerland

[***]

8.4 Entire Agreement. This Agreement and the Transaction Documents along with the Annexes and Exhibits hereto and thereto, contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither Party shall be liable or bound to any other Party in any manner by any representations, warranties or covenants relating to such subject matter, except as specifically set forth herein or in the Transaction Documents.

8.5 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

8.6 Forms. The Parties recognize that, during the Term, a Purchase Order, acknowledgement form or similar routine document (collectively “Forms”) may be used to implement or administer provisions of this Agreement. Therefore, the Parties agree that the terms of this Agreement will prevail in the event of any conflict between this Agreement and the printed provision of such Forms, or typed provisions of Forms that add to, vary, modify or are at conflict with the provisions of this Agreement with respect to Product sold hereunder during the Term.

8.7 Interpretation; Exhibits. The headings contained in this Agreement or in any Annex or Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Annexes or Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Annex or Exhibit to, this Agreement unless otherwise indicated.

8.8 Independent Contractors. It is expressly agreed that Prometheus, on the one hand, and Novartis, on the other hand, will be independent contractors and that neither the relationship between the Parties nor this Agreement will be construed as creating a partnership, joint venture or agency, except as any agency is otherwise specifically authorized herein and set forth in any submission(s) to a Regulatory Authority. Neither Prometheus, on the one hand, nor Novartis, on the other hand, will have the authority to make any statements, representations or commitments of any kind, or to take any action or to incur any liability or obligation which will be binding on the other, without the prior consent of the other Party to do so. All persons employed by a Party will be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment will be for the account and expense of such Party.

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8.9 Waiver. Prometheus, on the one hand, or Novartis, on the other hand, may waive compliance by the other Party with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform; provided that any such waiver must be evidenced by an instrument in writing.

8.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

8.11 No Third-Party Beneficiaries. Except as provided in Article VII, this Agreement is for the sole benefit of the Parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties hereto and such assigns, any legal or equitable rights hereunder.

8.12 Expenses. Each Party will bear its own costs and expenses in connection with the preparation, negotiation and execution of this Agreement and the other documents related hereto.

8.13 Confidentiality. Each Party hereto acknowledges that the information being provided to it in connection with this Agreement and transactions contemplated hereby is subject to Section 9 (Confidentiality) of the Distribution Agreement, the terms of which are incorporated herein by reference.

8.14 Extension to Novartis Affiliates. Novartis shall have the right to extend the rights granted to Novartis in this Agreement or transfer its obligations under this Agreement to, or have its obligations or responsibilities under this Agreement performed by, one or more of its Affiliates. All applicable terms and conditions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended or transferred to the same extent as such terms and conditions apply to Novartis.

8.15 Force Majeure. Any delays in performance by any Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, terrorism, fire, flood, explosion, earthquake, hurricanes, storms, tornadoes, riots, wars, civil disorder, labor disturbances, acts or terrorism or compliance with any order of any Regulatory Authority acting within color of right. The Party suffering such occurrence shall notify the other Party as soon as practicable of such inability and of the period for which such inability is expected to continue, and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence; provided, that the Party suffering such occurrence uses Commercially Reasonable Efforts to mitigate any damages incurred by the other Party and shall use Commercially Reasonable Efforts to resume full performance of its obligations under this Agreement as soon as reasonably practicable.

8.16 Governing Law and Jurisdiction; Specific Enforcement. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of New Jersey without regard to conflict of law principles that would result in the application of any Applicable Law other than the laws of the State of New Jersey.

8.17 Injunctive Relief. The Parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the Parties shall be entitled to specific performance of the terms of this Agreement and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

[Signature Page Follows]

[Signature Page to Supply Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

NOVARTIS VACCINES AND DIAGNOSTICS, INC.		PROMETHEUS LABORATORIES INC.

By:	/s/ Maureen A. Rogers	By:	/s/ Joseph M. Limber
Name:	Maureen A. Rogers	Name:	Joseph M. Limber
Title:	Vice President	Title:	President and CEO

Annex 1; PRICING

Supply Price per Unit For US Territory: [***]

Supply Price per Unit for Canada: [***]

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Exhibit 1 to Supply Agreement

Form of Purchase Order

Prometheus Laboratories Inc.	Purchase Order
9410 Carroll Park Drive	Purchase Order No.
San Diego CA 92121-5201	Date

	Exchange Rate	0.0000000

Vendor:	Ship To:

Contract Number:

* Changed Since the Previous Revision

Shipping Method	Payment Terms	Confirm With	Page
	[***]		1

L/N Item Number	Description	Req. Date	U/M	Ordered	Unit Price	Ext. Price
Shipping Method	Reference Number	[***]

Subtotal
Please refer to attached quote.	Trade Discount
Freight
Miscellaneous
Tax
Order Total

Authorized Signature

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